Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 72EE, 73, 74U and 74V correctly,the correct answers are as follows...



						A Class	C Class	H Class	Institutional	Y Class

72. DD) Total income distributions
(4)Commodities Strategy Fund			n/a	n/a	n/a	n/a		n/a
(2)Long/Short Commodities Strategy Fund		n/a	n/a	n/a	n/a		n/a
(1)Managed Futures Strategy Fund		n/a	n/a	n/a	n/a		n/a
(3)Multi-Hedge Strategies Fund			n/a	n/a	n/a	n/a		n/a
72. EE) Total capital gains distributions
(4)Commodities Strategy Fund			n/a	n/a	n/a	n/a		n/a
(2)Long/Short Commodities Strategy Fund		n/a	n/a	n/a	n/a		n/a
(1)Managed Futures Strategy Fund		n/a	n/a	n/a	n/a		n/a
(3)Multi-Hedge Strategies Fund			n/a	n/a	n/a	n/a		n/a
73. A)  Total income distribution pershare
(4)Commodities Strategy Fund			n/a	n/a	n/a	n/a		n/a
(2)Long/Short Commodities Strategy Fund		n/a	n/a	n/a	n/a		n/a
(1)Managed Futures Strategy Fund		n/a	n/a	n/a	n/a		n/a
(3)Multi-Hedge Strategies Fund			n/a	n/a	n/a	n/a		n/a
73. B) Total capital gains distribution pershare
(4)Commodities Strategy Fund			n/a	n/a	n/a	n/a		n/a
(2)Long/Short Commodities Strategy Fund		n/a	n/a	n/a	n/a		n/a
(1)Managed Futures Strategy Fund		n/a	n/a	n/a	n/a		n/a
(3)Multi-Hedge Strategies Fund			n/a	n/a	n/a	n/a		n/a
74.U) Shares outstanding
(4)Commodities Strategy Fund			246	198	747	n/a		n/a
(2)Long/Short Commodities Strategy Fund		3,104	1,529	10,604	1,857		216
(1)Managed Futures Strategy Fund		11,150	3,214	55,612	3,228		14,008
(3)Multi-Hedge Strategies Fund			1,231	712	3,700	504		n/a
74. V) Net asset value pershare
(4)Commodities Strategy Fund			$14.87	$14.05	$14.87	$n/a		$n/a
(2)Long/Short Commodities Strategy Fund		$23.32	$22.75	$23.31	$23.43		$23.47
(1)Managed Futures Strategy Fund		$21.55	$20.70	$21.55	$21.67		$21.69
(3)Multi-Hedge Strategies Fund			$22.38	$21.25	$22.39	$22.52		$n/a